Exhibit 99.1

For Immediate Release

Broder Bros., Co. Announces Impressive Third Quarter 2004 Results

Philadelphia, PA – November 9, 2004 – Broder Bros., Co. (the “Company”) today announced results for its third quarter ended September 25, 2004.

On September 22, 2003, the Company acquired Alpha Shirt Holdings, Inc. (“Alpha”), the parent of Alpha Shirt Company. On August 31, 2004, the Company acquired NES Clothing Company (“NES”). Actual results herein include the results of Alpha and NES from the respective dates of acquisition. Pro forma results reflect the combined operations of Broder, Alpha, NES and other acquired businesses for all periods presented.

Third Quarter 2004 Results Compared to Prior Year

For the third quarter 2004 net sales were $231.3 million compared to $111.9 million for the third quarter 2003. Income from operations for the third quarter 2004 was $9.9 million compared to a loss from operations of $(1.2) million for the third quarter 2003. Net income was $1.7 million for the third quarter 2004 compared to a net loss of $(1.0) million for the third quarter 2003.

Third Quarter 2004 Pro forma Results Compared to Prior Year Pro forma

Pro forma third quarter 2004 net sales of $253.8 million improved over pro forma net sales of $243.2 million for the third quarter 2003. Pro forma income from operations for the third quarter 2004 of $10.2 million increased from pro forma income from operations of $3.5 million for the third quarter 2003. Pro forma earnings before interest, taxes, depreciation and amortization (EBITDA) of $15.5 million for the third quarter 2004 improved over pro forma EBITDA of $11.9 million for the third quarter 2003.

Actual and pro forma results include the impact of certain restructuring, integration and other highlighted charges discussed below. Excluding these highlighted charges, pro forma EBITDA for the third quarter 2004 was $16.6 million, compared to $11.2 million pro forma EBITDA for the third quarter 2003.

Year to Date 2004 Results Compared to Prior year

For the nine months ended September 2004, net sales of $635.4 million exceeded actual revenues of $285.9 million for the nine months ended September 2003. Income from operations for the nine months ended September 2004 was $17.5 million compared to a $(0.4) million loss from operations for the nine months ended September 2003. Net loss was $(2.3) million for the nine months ended September 2004 compared to a net loss of $(5.0) million for the nine months ended September 2003.

Year to Date 2004 Pro forma Results Compared to Prior year Pro forma

For the pro forma nine months ended September 2004, net sales of $725.0 million improved over pro forma revenues of $687.2 million for the nine months ended September 2003. For the nine months ended September 2004, pro forma income from operations of $20.5 million improved over the $15.4 million pro forma income from operations for the nine months ended September 2003.

Excluding the highlighted charges discussed below, pro forma EBITDA for the nine months ended September 2004 was $42.1 million, compared to $32.7 million for the nine months ended September 2003.

Restructuring and Integration Activities

Throughout 2004 the Company has successfully completed various restructuring and integration activities related to the September 2003 combination of the Broder and Alpha businesses. The fourth and final stage of this plan, migration of the order entry system onto a single platform, was completed in October 2004.

Since the announcement of the Broder and Alpha merger, the Company has successfully closed four distribution centers, three of which occurred in 2003, and a fourth in July 2004. At least one additional facility is expected to be closed in the future.

In connection with the acquisition of NES, the Company has identified cost saving opportunities of $1.8 million. The NES related restructuring and integration is expected to be substantially complete by the first half of 2005.

Highlighted Charges

Actual and pro forma results for the three and nine month periods ended September 25, 2004 and September 27, 2003 include certain charges highlighted as follows:

	(dollars in millions) (Unaudited)
	Three Months Ended				Nine Months Ended
	Actual		Pro Forma		Actual		Pro Forma
Highlighted Charges	2004	2003	2004	2003	2004	2003	2004	2003
Severance and related charges	$0.2	$—	$0.2	$—	$1.7	$—	$1.7	$—
Non-cash asset write-down	—	—	—	—	0.8	—	0.8	—

Total restructuring charges	0.2	—	0.2	—	2.5	—	2.5	—

Net gain/loss on debt retirement	—	(1.6)	—	(1.6)	0.2	0.3	0.2	0.3
Integration-related charges	0.5	—	0.5	—	1.5	—	1.5	—
Management fees	0.4	0.2	0.4	—	1.0	0.6	1.0	—
Other highlighted charges	—	0.9	—	0.9	0.2	0.9	0.2	0.9

Total highlighted charges	$1.1	$(0.5)	$1.1	$(0.7)	$5.4	$1.8	$5.4	$1.2

Restructuring charges relate to severance costs incurred in connection with the 2003 corporate headquarters consolidation plan. In addition, restructuring charges include a non-cash charge of $0.8 million in the second quarter 2004 related to the write-down of software and systems idled in the integration of Alpha and Broder.

Integration related charges recorded in operating expenses represent costs which are directly attributable to the Company’s integration of Alpha and Broder, including expenses related to the information systems integration, integration related travel and relocation of certain key personnel to the Philadelphia headquarters.

Other highlighted charges in the above table include a $0.9 million charge in the third quarter 2003 related to the bankruptcy filing of a significant customer, and a $0.2 million litigation settlement charge in the second quarter 2004 recorded in other expense.

Pro forma Segment Results

The Company has three operating segments. The Broder division generated third quarter 2004 net sales of $104.8 million compared to $102.9 million in the third quarter 2003. The Alpha division generated third quarter 2004 net sales of $117.3 million compared to pro forma net sales of $108.2 million in the third quarter 2003. The NES division generated pro forma net sales of $31.7 million in the third quarter 2004, compared to pro forma net sales of $32.1 in the third quarter 2003.

Business Outlook

“The momentum generated during the first half of the year carried through and even increased in the third quarter,” said Vince Tyra, Chief Executive Officer of Broder Bros., and Co. “Year to date pro forma revenues are up 5.5% despite the closure of four distribution centers. The 48% increase in third quarter pro forma EBITDA excluding highlighted charges, demonstrates success in our balance of securing integration cost savings while growing the business, improving the merchandising strategy and developing our profitable private label brands. In addition, our third quarter acquisition of NES is an exciting addition to our portfolio providing a strong market position in the New England region and further cost savings opportunities. Our management team’s discipline to remain focused during the completion of the Alpha integration and NES acquisition process was a key to our quarter’s success.”

Selected Balance Sheet Information

(dollars in millions) Unaudited	September 25, 2004	December 27, 2003	September 27, 2003	Pro Forma (1) September 27, 2003
Accounts Receivable	$100.4	$67.5	$77.3	$93.1
Inventory	167.6	131.6	143.4	169.1
Accounts Payable	121.0	80.2	110.7	126.5

Revolving Credit Debt	95.0	85.9	88.6	107.9
Senior Notes	175.0	175.0	175.0	175.0
Shareholders’ Equity	$75.0	$64.9	nm	nm

(1)	The pro forma financial information as of September 27, 2003 is provided for comparison purposes only and was calculated by aggregating historical working capital accounts of Broder Bros., Co. together with NES without additional adjustments. Pro forma revolving credit debt as of September 27, 2003 includes Broder historical debt plus incremental debt drawn on the revolver for the 2004 acquisition of NES.
nm	Not meaningful in light of subsequent changes to capital structure.

Conference Call

The Company will conduct a conference call at 11:00 a.m. Eastern Time on November 10, 2004 to discuss its third quarter 2004 results. The domestic dial-in number for the call is 800-347-6311. The confirmation code is 809725.

For those unable to participate in the conference call, a replay will be available beginning November 10, 2004 at 2:00 p.m. Eastern Time until November 17, 2004 at 11:59 p.m. Eastern Time. To access the replay, dial 888-203-1112. The reply passcode is 809725.

* * * * * * *

Broder Bros., Co. owns and operates three leading brands in the imprintable sportswear industry: “Broder,” “Alpha,” and “NES.” Through these three long-standing and well-recognized industry leaders, the Company operates 17 distribution centers, strategically located throughout the United States, with the capability to ship over 80% of the U.S. population in one day and 98% of the U.S. population in two days. The imprintable sportswear industry is characterized by a highly fragmented customer base comprised primarily of regional and local decorators who, primarily because of their size, do not generally purchase directly from manufacturers. The Company provides the resources to handle small orders, while offering broad selection, extensive inventory, and rapid delivery. The Company’s customers are decorators who decorate the blank products it supplies and then in turn sell to a wide variety of end-use consumers.

The Broder, Alpha, and NES brands offer unparalleled customer service, product selection, industry leading catalogs and marketing materials that have been central to the success of each brand. The Company offers all of the leading industry products including those manufactured by Gildan, Hanes, Jerzees, Fruit of the Loom, and Anvil. The company distributes several exclusive brands including Nike Golf, Champion, Columbia Sportswear, Perry Ellis, Adidas Golf and Weatherproof. The Company has also developed proprietary brands including Devon & Jones, Authentic Pigment, Luna Pier, HYP, Desert Wash, and Harvard Square. In 2005, the Company will introduce several new proprietary brands including Chestnut Hill, Great Republic, Apples & Oranges, and Harriton.

Broder Bros., Co. was purchased in May 2000 by Bain Capital, one of the leading private equity investment firms in the world. Subsequent to Bain’s purchase of Broder Bros., Co., the Company expanded its geographic reach and market share through the acquisitions of St. Louis T’s in 2000, Full Line Distributors and Gulf Coast Sportswear in 2001, T-Shirts & More and Alpha Shirt Company in 2003, and NES Clothing in 2004.

Broder Bros., Co. headquarters is located at 401 E. Hunting Park Ave., Philadelphia, PA 19124. Further information can be found on the Company’s web-sites: www.broderbros.com, www.alphashirt.com, and www.nesclothing.com.

About Bain Capital (www.baincapital.com). Bain Capital is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $21 billion in assets under management. Since its inception in 1984, the firm has made private equity investments and add-on acquisitions in over 225 companies around the world, in a variety of sectors, including in industrial, manufacturing, and distribution businesses. Bain Capital partners with exceptional management teams in order to build long-term value in its portfolio companies. Headquartered in Boston, Bain Capital has offices in New York, London and Munich.

Forward-Looking Information

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “likely,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements, include, but are not limited to: (a) general economic conditions; (b) risks related to the integration of acquired businesses; (c) risks related to our overall acquisition strategy; (d) significant competitive activity, including promotional and price competition; (e) changes in customer demand for our products and our ability to protect and/or expand customer relationships; (f) price volatility of raw materials; (g) success of our marketing and advertising programs; (h) risks associated with new products and new product features; (i) collectibility of receivables from our customers; (j) ability to attract and retain key personnel; (k) costs of insurance and other selling, general and administrative expenses; (l) risks related to our increasing emphasis on private label products; and (m) other risk factors listed in our reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed or implied by these forward-looking statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 25, 2004 AND SEPTEMBER 27, 2003

(dollars in millions)

(Unaudited)

	Three Months Ended				Nine Months Ended
	Actual		Pro Forma (1)		Actual		Pro Forma (1)
	2004	2003	2004	2003	2004	2003	2004	2003
Net sales	$231.3	$111.9	$253.8	$243.2	$635.4	$285.9	$725.0	$687.2
Cost of sales	190.8	97.0	209.0	203.7	523.0	243.9	596.6	571.8

Gross profit	40.5	14.9	44.8	39.5	112.4	42.0	128.4	115.4
Warehousing, selling and administrative expenses	25.2	13.9	28.6	28.6	76.9	37.0	87.6	83.2
Management fee	0.4	0.2	0.4	—	1.0	0.6	1.0	—
Restructuring and impairment charges	0.2	—	0.2	—	2.5	—	2.5	—
Depreciation and amortization	4.8	2.0	5.4	7.4	14.5	4.8	16.8	16.8

Operating expenses	30.6	16.1	34.6	36.0	94.9	42.4	107.9	100.0

Income (loss) from operations	9.9	(1.2)	10.2	3.5	17.5	(0.4)	20.5	15.4
Interest expense, net of change in fair value of interest rate swaps	7.4	3.0	8.0	7.3	20.9	7.6	21.9	22.0
Other expense (income)	0.1	(1.6)	0.1	(1.0)	0.6	0.1	0.6	0.7

Total other expense	7.5	1.4	8.1	6.3	21.5	7.7	22.5	22.7

Income (loss) before income taxes	2.4	(2.6)	2.1	(2.8)	(4.0)	(8.1)	(2.0)	(7.3)
Income tax provision (benefit)	0.7	(1.6)	0.6	(1.7)	(1.7)	(3.1)	(0.9)	(2.8)

Net income (loss)	$1.7	$(1.0)	$1.5	$(1.1)	$(2.3)	$(5.0)	$(1.1)	$(4.5)

Reconciliation to EBITDA

Interest expense, net of change in fair value of interest rate swaps	7.4	3.0	8.0	7.3	20.9	7.6	21.9	22.0

Income tax provision (benefit)	0.7	(1.6)	0.6	(1.7)	(1.7)	(3.1)	(0.9)	(2.8)

Depreciation and amortization	4.8	2.0	5.4	7.4	14.5	4.8	16.8	16.8

EBITDA	$14.6	$2.4	$15.5	$11.9	$31.4	$4.3	$36.7	$31.5

(1)	Pro forma results give effect to acquisitions and financing transactions as if they had occurred at the beginning of the periods presented. Acquisitions and related financing transactions for which pro forma effect is given, including the acquisitions of: (i) T-Shirts & More, Inc. in June 2003; (ii) Alpha Shirt Holdings, Inc. in September 2003; (iii) NES Clothing Company in August 2004. For additional information, see Note 4 to the consolidated financial statements which are included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) on April 16, 2004 and declared effective by the SEC on April 20, 2004.

EBITDA includes the effects of certain charges more fully described in this release. EBITDA is defined as income before income taxes, interest expense and depreciation and amortization. EBITDA is a measure commonly used in the distribution industry and is presented to aid in developing an understanding of the ability of our operations to generate cash for debt service and taxes, as well as cash for investments in working capital, capital expenditures and other liquidity needs. EBITDA should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with generally accepted accounting principles. EBITDA is not calculated identically by all companies, and therefore, the presentation herein may not be comparable to similarly titled measures of other companies.